Filed by Inhibitex, Inc. Pursuant to Rule 425
Under the Securities Act of 1933
and Deemed Filed Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Fermavir Pharmaceuticals Inc.
Exchange Act File No. 333-116480

®

PRESS RELEASE

www.inhibitex.com

CONTACTS:

Inhibitex, Inc.
Russell H. Plumb
Chief Executive Officer
(678) 746-1136
rplumb@inhibitex.com

Lilian Stern (Investors)
Stern Investor Relations, Inc.
(212) 362-1200
lilian@sternir.com

FOR IMMEDIATE RELEASE

INHIBITEX REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS

- Highlights Include Favorable Financial Results and Progress on Strategic Initiatives -

ATLANTA, GA – May 9, 2007 — Inhibitex, Inc. (Nasdaq: INHX) today announced its financial results for the three months ended March 31, 2007. The Company reported that it held $59.6 million in cash, cash equivalents and short-term investments as of March 31, 2007, as compared to $61.4 million at December 31, 2006.

“The first quarter of 2007 was a highly productive and dynamic period for us on many fronts,” stated Russell H. Plumb, president and chief executive officer of Inhibitex. “With the benefit of several significant one-time items and a continued emphasis on appropriately managing our cost structure, we were able to report positive operating results. In addition, we further leveraged our MSCRAMM® protein platform as evidenced by our license and collaboration agreement with 3M Company for diagnostics applications. Most significantly, we took a major step in shifting our strategic focus to the development of antiviral therapeutics with our pending acquisition of FermaVir Pharmaceuticals, Inc., which will provide us with two promising development programs and access to world-class antiviral discovery expertise. Consistent with our strategic direction, we intend to obtain additional development programs that we believe can complement our emerging antiviral pipeline.”

The Company reported net income for the first quarter of 2007 of $0.5 million, as compared to a net loss of $9.0 million in the same period of 2006. Basic and diluted net income per share was $0.02 and $0.01, respectively, for the first quarter of 2007 as compared to a basic and diluted net loss per share of $0.30 for the first quarter of 2006. The significant improvement in operating results in 2007 compared to 2006 was principally due to a substantial decrease in research and development expenditures and lower general and administrative expenses, as well as a significant increase in other income and higher revenue, offset in part by lower net interest income. The Company’s results of operations in the first quarter of 2007 include a $1.9 million one-time gain on the sale of excess raw materials, which was recorded as other income, and proceeds of $0.5 million from a favorable mediation settlement with a third party for litigation-related legal fees incurred in prior years, which was recorded as a reduction of general and administrative expenses.

Revenue for the first quarter of 2007 was $0.7 million, as compared to $0.3 million for the first quarter of 2006. The increase in revenue was the result of the amortization of an upfront license fee and periodic research-associated support fees related to the license and development agreement the Company entered into with 3M Company in January 2007, offset in part by reduced revenue in 2007 from research activities performed under materials transfer agreements.

Research and development expense for the first quarter of 2007 was $1.6 million, as compared to $7.4 million for the same period in 2006. The $5.8 million decrease was largely the result of a $2.9 million decrease in direct clinical trial expenses in 2007, the vast majority of which was associated with the Company’s Phase III Veronate® clinical trial, a $1.1 million decrease in salaries, benefits, and share-based compensation expense related to previously announced staff reductions, a $0.7 million decrease in expenditures for the manufacture of clinical trial materials, and a $1.1 million decrease in various other expenses primarily due to lower patent-related legal fees, laboratory supplies, sponsored research activities, and depreciation expense.

General and administrative expense decreased to $1.3 million in the first quarter of 2007 from $2.8 million in the first quarter of 2006. The decrease of $1.5 million was primarily due to $1.0 million decrease in market research and professional fees resulting from proceeds of $0.5 million from a favorable mediation settlement for litigation-related legal fees incurred by the Company in prior years, a $0.5 million decrease in market research and professional fees for expenses that were incurred in 2006 for the planned commercialization of Veronate, a decrease of $0.2 million in salaries, benefits, and share-based compensation expense associated with previously announced staff reductions, and a decrease in various other expenses of $0.3 million.

The Company recorded total share-based compensation expense of $0.5 million, or $0.02 per share on a basic and fully diluted basis, in the first quarter of 2007, of which $0.1 million was recorded as research and development expense and $0.4 million was recorded as general and administrative expense. In the first quarter of 2006, the Company recorded total share-based compensation expense of $0.3 million, or $0.01 per share on a basic and fully diluted basis, of which $0.1 million was recorded as research and development expense and $0.2 million was recorded as general and administrative expense.

Other income for the first quarter of 2007 increased to $1.9 million from $0.1 million in the first quarter of 2006 as a result of a gain on the sale of excess raw materials for $1.9 million in 2007. The cash proceeds from this sale are expected to be received by the Company by the end of the second quarter of 2007.

Recent Corporate Developments

Acquisition of FermaVir — On April 10, 2007, the Company announced that it had entered into a definitive merger agreement with FermaVir Pharmaceuticals, Inc. FermaVir’s development-stage antiviral pipeline includes FV-100, a highly potent nucleoside analogue for the treatment of shingles that is expected to enter a Phase I clinical trial in the third quarter of 2007, and a series of preclinical compounds for the treatment of human cytomegalovirus (CMV) disease. Under the terms of the agreement, each of the 20.8 million outstanding shares of FermaVir common stock will be exchanged for 0.55 shares of Inhibitex common stock. Immediately following the transaction, Inhibitex shareholders are expected to own approximately 73 percent of the combined company. Inhibitex will also assume up to 13.9 million of outstanding options and warrants to purchase FermaVir’s common stock at the same exchange ratio. Subject to approvals by the stockholders of both corporations and the satisfaction of other conditions, the transaction is expected to close in July or August 2007.

License and Collaboration Agreement with 3M Company for Diagnostics — On January 4, 2007, the Company announced that it had entered into a license and commercialization agreement with 3M Company for the development of various diagnostic products using the Company’s MSCRAMM® protein platform. Under the terms of the agreement, Inhibitex granted 3M an exclusive global license to use Clumping Factor A (ClfA), an MSCRAMM protein, in the development of diagnostic products in exchange for license fees, future milestone payments, financial support of further research and development activities and royalty payments on product sales that are expected to exceed $4.0 million in cash consideration over the next several years. 3M also received a license to use additional MSCRAMM protein targets for the development of other diagnostic products.

Arbitration Ruling — The Company reported that on February 7, 2007, an arbitrator ruled that it was liable to Nabi Biopharmaceuticals, Inc. for cancellation payments and restitution in the aggregate amount of approximately $4.5 million as a result of the Company’s termination of a contract manufacturing agreement with Nabi during 2006. The Company recorded a charge of $4.5 million in 2006 as a result of the arbitration ruling. The ruling provided for the Company to pay interest at a rate of 9% per annum commencing 30 days after the date of the award in the event the award was not paid. In March 2007, Nabi filed a petition with the Supreme Court of the State of New York to confirm the arbitrator’s award, and the Company cross-petitioned to have the award set aside. Arguments on the cross-petitions were heard on April 16, 2007, and the judge has not yet issued a decision. Accordingly, as of March 31, 2007, the Company had not made any payments to Nabi in regards to this award.

Financial Guidance

On March 8, 2007, the Company provided financial guidance for 2007, indicating its anticipated net cash burn for 2007 would be less than $11 million based upon its operating plan at the time and subject to the financial or operational impact of any in-licensing, acquisition or merger transaction that it may enter into, or a change in its strategy, during the year. In the event the pending acquisition of FermaVir is completed in July or August 2007 as anticipated, the Company estimates that its net cash burn rate for 2007 will be greater than $11 million.

Conference Call and Webcast Information

Russell H. Plumb, president and chief executive officer of Inhibitex, will review the Company’s first quarter 2007 operating results and financial status, as well as provide a general update on the Company via a webcast and conference call today at 4:30 p.m. Eastern Time. To access the conference call, please dial 800-798-2884 (domestic) or 617-614-6207 (international) and reference the access code 40551054. A replay of the call will be available from 6:30 p.m. EDT on May 9, until June 8, 2007 at midnight. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international) and reference the access code 67157673. A live audio webcast of the call and the archived webcast will be available in the Investors section of the Inhibitex website http://www.inhibitex.com under the Upcoming Events category.

About Inhibitex

Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on the development of products that can treat, prevent or diagnose serious infections. In addition to its strategy of building a pipeline of antiviral products through in-licensing or acquisition, the Company has several collaborations based upon its proprietary MSCRAMM® protein platform, including those with Wyeth for the development of staphylococcal vaccines, with 3M for the development of diagnostics products, and with Dyax for the development of monoclonal antibodies for the treatment of enterococcal infections. For additional information about the Company, please visit www.inhibitex.com.
For additional information about the Company, please visit www.inhibitex.com.

Inhibitex®, MSCRAMM®, Veronate®, and Aurexis® are registered trademarks of Inhibitex, Inc.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts included in this press release, including statements regarding the Company’s strategic focus on obtaining and developing a pipeline of antiviral development programs; its intent to obtain additional antiviral development programs; the amount the Company expects to realize from its agreement with 3M; the expected timing of the cash proceeds from the sale of excess raw materials; the Company’s anticipated net cash burn in 2007; and the anticipated terms and timing of the closing of the pending merger transaction with FermaVir are forward-looking statements. These plans, intentions, expectations or estimates may not actually be achieved and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including risks related to its ability to find suitable in-licensing, acquisition or merger opportunities in a timely manner or on acceptable terms and conditions, if at all; Wyeth and 3M not terminating or revising their respective agreements with the Company; the satisfaction of the conditions to the closing of the pending merger transaction with FermaVir, including approvals by the stockholders of both corporations; the Board of Directors of neither the Company nor FermaVir withdrawing its support for or the pending merger transaction; obtaining, maintaining and protecting the intellectual property incorporated into and supporting its product candidates; maintaining expenses, revenues and other cash expenditures substantially in line with planned or anticipated amounts; and other cautionary statements contained elsewhere herein and in its Annual Report on Form 10-K for the year ended December 31, as filed with the Securities and Exchange Commission, or SEC, on March 16, 2007. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company’s business, financial condition, results of operations, and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.
Additional Information about the Merger and Where to Find It
In connection with the proposed merger, Inhibitex and FermaVir intend to file relevant materials with the Securities and Exchange Commission (SEC), including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. Investors and security holders of Inhibitex and FermaVir are urged to read these materials when they become available because they will contain important information about Inhibitex, FermaVir and the merger. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Inhibitex and FermaVir with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Inhibitex by directing a written request to: Inhibitex, 9005 Westside Parkway, Alpharetta, GA 30004, Attention: Investor Relations; and documents filed with the SEC by FermaVir by directing a written request to FermaVir, 420 Lexington Avenue, Suite 445, New York, N.Y. 10170, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Participants in the Solicitation
Inhibitex and FermaVir and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Inhibitex and FermaVir in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Inhibitex is also included in Inhibitex’s Amendment No. 1 to the Annual Report on Form 10-K for year ended December 31, 2006. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Inhibitex at the address set forth above. Additional information regarding the directors and executive officers of FermaVir is also included in FermaVir’s Annual Report on Form 10-KSB, as amended, for the year ended April 30, 2006. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at FermaVir at the address set forth above.

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INHIBITEX, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$18,502,941	$19,681,861
Short-term investments	41,059,452	41,676,223
Prepaid expenses and other current assets	1,088,467	1,002,810
Accounts receivable	2,671,428	332,669

Total current assets	63,322,288	62,693,563
Property and equipment, net	3,259,909	3,530,796

Total assets	$66,582,197	$66,224,359

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$860,165	$629,249
Accrued expenses	5,697,554	7,392,210
Current portion of notes payable	312,500	833,333
Current portion of capital lease obligations	795,242	816,184
Current portion of deferred revenue	1,566,667	191,667
Other current liabilities	152,728	152,728

Total current liabilities	9,384,856	10,015,371

Long-term liabilities:
Notes payable, net of current portion	937,500	625,000
Capital lease obligations, net of current portion	639,249	829,871
Deferred revenue, net of current portion	500,000	537,500
Other liabilities, net of current portion	1,100,892	1,139,599

Total long-term liabilities	3,177,641	3,131,970

Stockholders’ equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized at March 31, 2007 and December 31, 2006; none issued and outstanding	—	—
Common stock, $.001 par value; 75,000,000 shares authorized at March 31, 2007 and December 31, 2006; 30,598,098 and 30,278,135 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	30,598	30,278
Common stock warrants	7,377,678	11,517,743
Additional paid-in capital	218,824,816	214,204,588
Deficit accumulated during the development stage.	(172,213,392)	(172,675,591)

Total stockholders’ equity	54,019,700	53,077,018

Total liabilities and stockholders’ equity	$66,582,197	$66,224,359

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INHIBITEX, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31,
	2007	2006
Revenue:
License fees and milestones	$412,500	$37,500
Collaborative research and development	250,000	125,000
Grants and other revenue	6,000	165,387
Total revenue	668,500	327,887
Operating expense:
Research and development .	1,566,574	7,426,552
General and administrative ....	1,306,158	2,766,453
Total operating expense	2,872,732	10,193,005
Loss from operations	(2,204,232)	(9,865,118)
Other income, net	1,945,592	58,460
Interest income, net	720,839	824,883
Net income (loss)..................	$462,199	$(8,981,775)
Basic net income (loss) per share	$0.02	$(0.30)

Diluted net income (loss) per share	$0.01	$(0.30)

Weighted average shares used to compute net loss per share	30,505,516	30,233,142
Weighted average shares used to compute diluted net loss per share	31,062,147	30,233,142

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